                          [LATHAM & WATKINS LETTERHEAD]



                               September 24, 1998






Health Care and Retirement Corporation
One SeaGate
Toledo, Ohio 43604-2616

                  Re:      Registration Statement on Form S-8
                           Health Care and Retirement Corporation
                           Amended Restricted Stock Plan

Ladies and Gentlemen:

                  We have acted as your special counsel in connection with the above-captioned Registration Statement (the "Registration Statement") with respect to the offer and sale by certain selling stockholders of up to 337,750 shares (the "Shares") of common stock of Health Care and Retirement Corporation, par value $.01 per share, pursuant to the Health Care and Retirement Corporation Amended Restricted Stock Plan.

                  We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquires, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

LATHAM & WATKINS

Health Care and Retirement Corporation
September 24, 1998
Page 2


                  We are opining herein as to the effect on the subject transaction of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

                  Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                          Very truly yours,

                                                          /s/ Latham & Watkins